Exhibit A

CUSIP No.	37929X 107	Page	13	of	15
JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: November 7, 2007	Berggruen Acquisition Holdings Ltd
	By:	/s/ Jared S. Bluestein
		Name:	Jared S. Bluestein
		Title:	Secretary

Berggruen Holdings North America Ltd
By:	/s/ Jared S. Bluestein
	Name:	Jared S. Bluestein
	Title:	Director

Medici I Investments Corp.
By:	/s/ Jared S. Bluestein
	Name:	Jared S. Bluestein
	Title:	Director

Berggruen Holdings Ltd
By:	/s/ Jared S. Bluestein
	Name:	Jared S. Bluestein
	Title:	Director

Tarragona Trust By: Maitland Trustees Limited, as Trustee
By:	/s/ Jared S. Bluestein
	Name:	Jared S. Bluestein
	Title:	Authorized Signatory

*
Nicolas Berggruen

* The undersigned, by signing his name hereto, does sign and execute this Joint Filing Agreement pursuant to the Limited Power of Attorney executed by the above Reporting Persons and incorporated by reference hereto on behalf of the Reporting Persons.

Dated: November 7, 2007	*By:	/s/ Jared S. Bluestein, Attorney in Fact
Jared S. Bluestein

CUSIP No.	37929X 107	Page	14	of	15
SCHEDULE A
Berggruen Acquisition Holdings Ltd
     Set forth below is the name and business address of each director and executive officer of Berggruen Acquisition Holdings Ltd. Each such person is a citizen of the United States of America.

Name	Title	Address

Nicolas Berggruen	Sole Director, President, Vice President and Treasurer	9-11 Grosvenor Gardens London, SW1W OBD United Kingdom

Jared Bluestein	Secretary	1114 Avenue of the Americas 41st Floor New York, NY 10036
Berggruen Holdings North America Ltd
     Set forth below is the name and business address of each director of Berggruen Holdings North America Ltd. There are no executive officers of Berggruen Holdings North America Ltd. Each such person is a citizen of the United States of America, except for Mr. Cook who is a citizen of Great Britain.

Name	Title	Address

Nicolas Berggruen	Director	9-11 Grosvenor Gardens London, SW1W OBD United Kingdom

Jared Bluestein	Director	1114 Avenue of the Americas 41st Floor New York, NY 10036

Graham Cook	Director	Mill Mall PO Box 964 Road Town, Tortola British Virgin Islands

CUSIP No.	37929X 107	Page	15	of	15
Medici I Investments Corp.
     Set forth below is the name and business address of each director of Medici I Investments Corp. There are no executive officers of Medici I Investments Corp. Each such person is a citizen of the United States of America, except for Mr. Cook who is a citizen of Great Britain.

Name	Title	Address

Nicolas Berggruen	Director	9-11 Grosvenor Gardens London, SW1W OBD United Kingdom

Jared Bluestein	Director	1114 Avenue of the Americas 41st Floor New York, NY 10036

Graham Cook	Director	Mill Mall PO Box 964 Road Town, Tortola British Virgin Islands
Berggruen Holdings Ltd
     Set forth below is the name and business address of each director of Berggruen Holdings Ltd. There are no executive officers of Berggruen Holdings Ltd. Each such person is a citizen of the United States of America, except for Mr. Cook who is a citizen of Great Britain.

Name	Title	Address

Nicolas Berggruen	Director	9-11 Grosvenor Gardens London, SW1W OBD United Kingdom

Jared Bluestein	Director	1114 Avenue of the Americas 41st Floor New York, NY 10036

Graham Cook	Director	Mill Mall PO Box 964 Road Town, Tortola British Virgin Islands